EXHIBIT 10.131

                                 PROMISSORY NOTE
                                   (Buildings)

U.S. $5,580,000                                                  August 29, 2003

            FOR VALUE RECEIVED, the undersigned BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation ("Maker"), promises to pay to FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), or order, at its principal offices in 4800 North Scottsdale Road, Scottsdale, Arizona 85251, or at such other place as the holder of this Note ("Holder") may from time to time designate in writing, in lawfully money of the United States of America, the principal sum of FIVE MILLION FIVE HUNDRED EIGHTY THOUSAND UNITED STATES DOLLARS ($5,580,000) or so much thereof as has been disbursed and not repaid, together with interest on the unpaid principal balance from time to time outstanding from the date of disbursement thereof until paid, as more fully provided for below. All payments hereunder shall be made in immediately available funds in lawful monies of the United States of America.

            This Note is executed pursuant to that Second Amended and Restated Credit Facility Agreement dated as of September 14, 1999, between Bluegreen Corporation, a Massachusetts corporation, and Lender (as from time to time renewed, amended, restated or replaced, the "Credit Agreement") as supplemented by that Certificate and Agreement of Subsidiary Borrower (Basic) dated as of even date herewith from Maker in favor of Lender (the "Certificate" and together with the Credit Agreement, collectively the "Credit Facility Agreement"). Capitalized terms not otherwise defined herein shall have the meaning given them in the Credit Facility Agreement. This Note evidences a loan in a principal amount not to exceed the face amount of this Note and made to Maker pursuant to the Credit Facility Agreement ("Loan").

            Except as otherwise provided herein, interest ("Basic Interest") shall accrue on the unpaid principal balance of this Note from time to time outstanding at a variable interest rate per annum ("Basic Interest Rate") equal to the greater of (i) seven percent (7%) or (ii) the Reference Rate (as hereinafter defined) on the date of the initial advance of the Loan plus two percent (2%), which rate shall be adjusted once each month on each Interest Rate Change Date (as hereinafter defined) based upon the Reference Rate in effect on such Interest Rate Change Date. The term "Reference Rate" means the per annum rate of interest publicly announced, from time to time, by Citibank, N.A., New York, New York ("Citibank"), as the base (or equivalent) rate of interest charged by Citibank to its largest and most creditworthy commercial borrowers notwithstanding the fact that some borrowers of Citibank may borrow from Citibank at rates less than the announced base rate, or if Citibank ceases to publish its base rate, then such other

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published rate as Holder shall deem comparable. The term "Interest Rate Change
Date" means the first business day of the publisher of the Reference Rate during each calendar month following the date of the initial advance of the Loan. Basic Interest shall be calculated on the basis of the actual number of days elapsed during the period for which interest is being charged predicated on a year consisting of three hundred sixty (360) days.

            Payments of principal, interest and any other amounts due and payable hereunder shall, at the option of Holder, earn interest after they are due at a rate ("Default Rate") equal to (a) two percent (2%) above the Basic Interest Rate or (b) the maximum contract rate permitted under the Applicable Usury Law (as hereinafter defined), whichever of (a) or (b) is lesser. At the option of Holder, while an Event of Default [as defined in the Security Document (hereinafter defined)] exists, and in all events after an acceleration of this Note by Holder, Basic Interest shall accrue on the entire outstanding principal balance of this Note at the Default Rate.

            The contracted for rate of interest of the Loan contemplated hereby, without limitation, shall consist of the following (unless such item is not required to be included in calculating whether the rate of interest contracted for, charged or received exceeded the maximum rate of interest permissible under the Applicable Usury Law): (i) the Basic Interest Rate, calculated and applied to the principal balance of this Note in accordance with the provisions hereof;
(ii) the Default Rate, calculated and applied to the principal balance of this
Note in accordance with the provisions hereof; (iii) the late charge calculated and applied to an overdue payment in accordance with the provisions hereof; (iv) the fees payable pursuant to the Credit Facility Agreement in connection with the Loan; and (v) all Additional Sums (as hereinafter defined), if any. Maker agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements but in no event to exceed the maximum contract rate permitted under the Applicable Usury Law (as defined below). All fees, charges, goods, things in action or any other sums or things of value, other than amounts described in (i), (ii), (iii) and (iv) of the first sentence of this paragraph, to be paid by or on behalf of Maker or received by Holder pursuant to the Credit Facility Agreement, this Note, the other Loan Documents (as defined in the Credit Facility Agreement) or any other documents or instruments in any way pertaining to the Loan transaction, or otherwise with respect to the Loan transaction, that under any applicable law may be deemed to be interest with respect to the Loan transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to the Loan transaction ("Additional Sums"), shall be payable by Maker as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of the Loan transaction shall be deemed to be increased by the rate of interest resulting from the charging, payment and/or receipt of the Additional Sums.

            Commencing on September 30, 2003, and on the last Business Day (as hereinafter defined) of each succeeding month thereafter ("Installment Date") until the date eighteen (18) months from the date of this Note ("Maturity Date") or the date all principal and interest on this Note are paid in full, whichever date first occurs, Maker will


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

pay to Holder all accrued and unpaid interest on the Note. As used in this Note, "Business Day" means a day other than a Saturday, a Sunday, a national holiday or a day on which banks in Phoenix, Arizona, are required to be closed.

            Upon the Partial Release (as defined in the Credit Facility Agreement) of a Release Parcel (as defined in the Credit Facility Agreement), Maker will pay to Holder a principal payment in an amount equal to the Partial Release Payment (as defined in the Credit Facility Agreement) payable with respect to such Release Parcel, which shall be applied to the next due principal payment.

            In addition, on each Principal Payment Date, as set forth in the table below, a principal payment shall be due and payable in an amount equal to the positive amount obtained when the unpaid principal balance of this Note, on the Measuring Date, is reduced by the Threshold Amount applicable to that Measuring Date, as set forth in the table below. If the Threshold Amount applicable to a Measuring Date, as set forth in the table below, is equal to or greater than the unpaid principal balance of this Note on that Measuring Date, no principal payment shall be due.

Measuring Date           Principal Payment Date     Threshold Amount
--------------           ----------------------     ----------------
December 31, 2003        January 15, 2004           US $ 5,000,000
March 31, 2004           April 15, 2004             US $ 3,720,000
June 30, 2004            July 15, 2004              US $ 2,790,000
September 30, 2004       October 15, 2004           US $ 1,860,000
December 31, 2004        January 15, 2005           US $   930,000

            All payments under this Note shall be applied first to any late charges, costs, fees and expenses due hereunder or under the other documents executed in connection with the Loan, then to accrued but unpaid Basic Interest, and the balance, if any, to outstanding principal. However, if an Event of Default exists, Holder may apply the proceeds of the security for this Note in such order and manner as Holder may determine.

            On the Due Date (as hereinafter defined), the entire unpaid principal balance of this Note, all accrued and unpaid Basic Interest, and all other charges or amounts owing in connection with the Loan shall be due and payable in full. The Due Date shall mean the earlier of (i) the Maturity Date;
(ii) the date of satisfaction of this Note; or (iii) the date on which Lender or Holder accelerates payment of the this Note due to an Event of Default.

            All payments under this Note shall be applied in accordance with the terms and conditions of the Credit Facility Agreement. However, if an Event of Default exists, Holder may apply the proceeds of the Loan Collateral (as defined in the Credit Facility Agreement) in such order and manner as Holder may determine.

            If any installment of principal, interest or any other payment required to be made in connection with the Loan is not paid when due and, except in the case of the


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

final installment for which no grace period is allowed, such breach continues for five (5) Business Days, or if any other Event of Default exists, Holder may at its option, without notice of any type whatsoever (including, without limitation, notice of acceleration or intention to accelerate) or demand, declare immediately due and payable the entire unpaid principal balance hereof, all accrued and unpaid Basic Interest thereon, and all other obligations owing in connection with the Loan.

            If any installment of principal and/or interest shall not be paid within ten (10) Business Days of the date when due, a "late charge" of two percent (2%) of the late payment may be charged by Holder for the purposes of defraying the expense incident to handling such delinquent payments. Such late charge represents the reasonable estimate of Maker and Lender of a fair average compensation for the loss which may be sustained by Holder due to the failure of the Maker to make timely payments. All late charges may be assessed without notice to Maker, shall be due and payable monthly or the next Installment Date after the scheduled Installment Date of the delinquent payment, and shall be in addition to all other rights and remedies available to Holder.

            Prepayment of this Note will be permitted in whole or in part at any time without penalty.

            No delay or omission on the part of Holder in exercising any power, right or remedy hereunder shall operate as a waiver of any such power, right or remedy; and no single or partial exercise of any such power, right or remedy shall preclude any other or further exercise thereof or the exercise of any other power, right or remedy of Holder under this Note or which may be provided by law. Any extension or indulgence at any time allowed by Holder to Maker shall be in reliance upon the understanding that such shall not affect or prejudice the rights, powers, and remedies of Holder except to the extent specifically set forth at the time in writing by Holder; and no waiver shall be construed as a waiver of any breach or default thereafter occurring. All remedies conferred upon Holder by this Note or any other Loan Document shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

            If Holder undertakes to collect this Note following an Event of Default, Maker will pay to Holder in addition to any indebtedness due and unpaid, all costs and expenses of collection, including, without limitation, attorneys' fees and expert witnesses' fees, whether or not legal proceedings shall be instituted. If Holder institutes legal proceedings to enforce this Note, the award of costs of collection, including attorneys' fees, shall be made by the court (and not by a jury).

            Maker and every person or entity at any time liable for the payment of the indebtedness evidenced by this Note hereby absolutely and unconditionally waive: presentment for payment, protest or demand; notice of dishonor, protest, demand and nonpayment of this Note; and each and every other notice of any kind (including, without limitation, notice of acceleration or intention to accelerate) except for notices expressly provided in this Note or in any of the other documents securing payment of, or otherwise


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

related to, this Note. Maker and every such person or entity further consent to renewals or extensions of the payment of any sums to be paid under this Note at any time and from time to time, without limit as to the number or aggregate period of such renewals or extensions, at the request of any other person or entity liable for them. Any such renewals or extensions may be made without notice to any person or entity liable for the payment of the indebtedness evidenced by this Note.

            This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.

            Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

            This Note and all its provisions, conditions, promises and covenants shall be binding upon Maker, and its successors and assigns, provided nothing herein shall be deemed Holder's consent to any assignment restricted or prohibited by the terms of the Loan Documents. If more than one person or entity has executed this Note as Maker, the obligations of such persons and entities shall be joint and several.

            If any provision of this Note shall be held invalid, illegal or unenforceable under present or future laws (all of which laws are waived to the fullest extent possible), the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. In lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid and unenforceable provision as may be possible.

            THIS NOTE HAS BEEN DELIVERED AND MAY BE SERVICED AND RETAINED IN PHOENIX, ARIZONA. THIS NOTE AND THE RIGHTS, DUTIES AND OBLIGATIONS OF MAKER AND HOLDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA (INCLUDING, WITHOUT LIMITATION, THE RIGHT TO SEEK ANY DEFICIENCY AFTER RESORT TO ANY COLLATERAL AND WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES.

            EACH OF MAKER AND (BY ACCEPTANCE HEREOF) HOLDER: (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE SUBJECT MATTER HEREOF, OR, IF HOLDER INITIATES SUCH ACTION, ANY COURT IN WHICH HOLDER SHALL INITIATE SUCH ACTION AND THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT HOLDER'S ELECTION; AND (B) WITHOUT


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

LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT SUCH PERSON IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH OF MAKER AND (BY ACCEPTANCE HEREOF) HOLDER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTION IN ANY OTHER FORUM.

            MAKER AND (BY ACCEPTANCE HEREOF) HOLDER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES; AND THEREFORE, THEY AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED BY A JUDGE SITTING WITHOUT A JURY, AND KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY SUCH PROCEEDING.

            MAKER HAS NO RIGHT TO EXTEND OR RENEW THIS NOTE OR THE LOAN.

            ALL OF THE PROVISIONS SET FORTH ABOVE ARE A MATERIAL INDUCEMENT FOR LENDER'S MAKING THE LOAN TO MAKER.

[MAKER'S INITIALS (___DB____)]

            It is the intent of the parties to comply with the applicable usury law ("Applicable Usury Law") chosen by Maker and Lender in the preceding paragraphs, or any other usury law applicable. Accordingly, it is agreed that notwithstanding any provisions to the contrary in the Credit Facility Agreement or any of the Loan Documents, in no event shall any Loan Document require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. If (a) any such excess of interest otherwise would be contracted for, charged or received from Maker or otherwise in connection with the Loan, or (b) the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or (c) all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the Loan would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event: (1) the provisions of this paragraph shall govern and control; (2) neither Maker nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law; (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at the Holder's option; and
(4)


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

the effective rate of interest will be automatically reduced to such rate as will enable Holder to receive the maximum amount of interest permitted by the Applicable Usury Law. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law: (x) all calculations of the rate of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the Loan, all interest at any time contracted for, charged or received from Maker or otherwise in connection with the Loan; and (y) if the effective rate of interest on the Loan should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Holder from time to time, if and when the effective interest rate on the Loan otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Maker further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

            Maker warrants and represents that the Loan is for business or investment purposes.

            This Note is secured by, among other things, a Mortgage and Financing Statement (with Security Agreement and Assignment of Leases, Rents, Sales Documents, Sales Proceeds and Developer's Rights) encumbering real and personal property owned by Maker and located in St. Johns County, Florida ("Security Document").

                            [Signature page follows]


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

            All notices, demands, documents, or other writings required or permitted to be given by Maker or Holder hereunder shall be given and deemed delivered in accordance with the provisions of the Security Document.

                                        BORROWER:

                                        BLUEGREEN VACATIONS UNLIMITED, INC., a
                                        Florida corporation


                                        By: /S/ DAVID BIDGOOD
                                           -------------------------------------
                                        Type/Print Name: DAVID BIDGOOD
                                                        ------------------------
                                        Title: VP
                                             -----------------------------------

                                        |X| Check here to verify that Borrower
                                        has initialed previous paragraph
                                        requiring initials.

STATE OF FLORIDA)
                        ss.
County of PALM BEACH)

      The foregoing instrument was acknowledged before me this 28th day of AUGUST 2003, by DAVID BIDGOOD, the VICE PRESIDENT of Bluegreen Vacations Unlimited, Inc., a Florida Corporation, on behalf of such corporation.

            IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                   /S/ JEFFREY LORENZ
                                              ----------------------------------
                                              Notary Public in and for the State
                                              and County aforesaid

My commission expires:


       11/11/05
----------------------


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